Exhibit 1.1

$300,000,000

IIP Operating Partnership, LP

5.50% Senior Notes Due 2026

Fully and Unconditionally Guaranteed by

Innovative Industrial Properties, Inc. and the Subsidiary Guarantors

PURCHASE AGREEMENT

May 19, 2021

BTIG, LLC

600 Montgomery Street, 6th Floor

San Francisco, California 94111

as Representative of the several

Initial Purchasers named in Schedule I

Ladies and Gentlemen:

Innovative Industrial Properties, Inc., a Maryland corporation (the “Company”), and IIP Operating Partnership, LP, a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), and each of the Operating Partnership’s subsidiaries (each a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”), confirm their respective agreements with BTIG, LLC (“BTIG”) and each of the other initial purchasers named in Schedule I (this “Agreement”) (collectively, the “Initial Purchasers,” which term shall also include any initial purchaser substituted as hereinafter provided in Section 11 hereof), for whom BTIG is acting as representative (in such capacity, the “Representative”), with respect to the sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of $300,000,000 aggregate principal amount of the Operating Partnership’s 5.50% Senior Notes Due 2026 (the “Securities”) to be issued pursuant to the provisions of an Indenture to be dated as of May 25, 2021, (the “Indenture”), among the Operating Partnership, the Company, the Subsidiary Guarantors and GLAS Trust Company LLC, as trustee (the “Trustee), among the Operating Partnership, the Company, the Subsidiary Guarantors and the Trustee. The Securities will be fully and unconditionally guaranteed as to the payment of principal and interest by the Company and each of the Subsidiary Guarantors (the “Guarantees”), in accordance with the terms of the Securities and the Indenture, as described in Schedule III.

The Company, the Operating Partnership and the Subsidiary Guarantors understand that the Initial Purchasers propose to make an offering of the Securities and the Guarantees on the terms and in the manner set forth herein and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities and Guarantees to purchasers at any time after this Agreement has been executed and delivered. The Securities and the Guarantees are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “1933 Act”), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire the Securities or Guarantees may only resell or otherwise transfer such Securities or Guarantees if such Securities or Guarantees are hereafter registered for resale under the 1933 Act or if an exemption from the registration requirements of the 1933 Act afforded by Rule 144A (“Rule 144A”) of the rules and regulations promulgated under the 1933 Act (the “1933 Act Regulations”) by the Securities and Exchange Commission (the “Commission”) is available.

The Company, the Operating Partnership and the Subsidiary Guarantors have prepared and delivered to each Initial Purchaser electronic copies of a preliminary offering memorandum dated May 17, 2021 (the “Preliminary Offering Memorandum”) and will prepare and will deliver to each Initial Purchaser electronic copies of a final offering memorandum dated May 19, 2021 (the “Final Offering Memorandum”), including or incorporating by reference a description of the terms of the Securities and the Guarantees, the terms of the offering and a description of the Company and the Operating Partnership, each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities and the Guarantees. “Offering Memorandum” means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including the documents incorporated therein by reference, which has been prepared and delivered by the Company, the Operating Partnership and the Subsidiary Guarantors to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities and the Guarantees.

As used in this Agreement:

“Applicable Time” means 3:30 p.m., Eastern time, on May 19, 2021 or such other time as agreed by the Company and the Representative.

“Additional Written Offering Communication” means any written communication (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities and the Guarantees other than the Preliminary Offering Memorandum or the Final Offering Memorandum.

“Pricing Disclosure Package” means the most recent Preliminary Offering Memorandum relating to the Securities (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time together with each Additional Written Offering Communication furnished by the Company prior to the completion of the distribution of the Securities and the Guarantees and the other information identified in Schedule II under the caption “Pricing Disclosure Package,” all considered together.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Offering Memorandum shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Offering Memorandum prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), incorporated or deemed to be incorporated by reference in the Offering Memorandum, at or after the execution and delivery of this Agreement through such specified date.

1.            Representations and Warranties.

(a)                Representations and Warranties by the Company, the Operating Partnership and the Subsidiary Guarantors. Each of the Company, the Operating Partnership and the Subsidiary Guarantors, jointly and severally, represents and warrants to each Initial Purchaser as of the date hereof, the Applicable Time, the Closing Time (as defined below), and agrees with each Initial Purchaser, as follows:

(i)                 No Registration Required. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 6 and their compliance with their agreements set forth therein, it is not necessary in connection with the offer, sale and delivery of the Securities and the Guarantees to the Initial Purchasers and the offer, resale and delivery of the Securities and the Guarantees by the Initial Purchasers, in each case, in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Final Offering Memorandum to register the Securities or the Guarantees under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(ii)               No Integration of Offerings. None of the Company, the Operating Partnership or any of their subsidiaries or affiliates (as such term is defined in Rule 501 under the 1933 Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Operating Partnership makes no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any U.S. citizen or resident, any security which is or would be integrated with the sale of the Securities or the Guarantees in a manner that would require the Securities or the Guarantees to be registered under the 1933 Act.

(iii)             Eligibility for Resale under Rule 144A. The Securities and the Guarantees are eligible for resale pursuant to Rule 144A under the 1933 Act and will not be, on the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act or quoted in a U.S. automated interdealer quotation system and the Securities, on the Closing Date, will otherwise satisfy the eligibility requirements of Rule 144A(d)(3) under the 1933 Act. The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, in all material respects all the information specified in, and meeting the requirements of, Rule 144A.

(iv)              Accurate Disclosure. The Pricing Disclosure Package, as of the Applicable Time, did not, and the Final Offering Memorandum, as then amended or supplemented (including any wrapper), as of its date, at the Closing Time, did not and will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any Additional Written Offering Communication prepared, used or referred to by the Company, when considered together with the Pricing Disclosure Package, at the time of its use did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each document filed pursuant to the 1934 Act and incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum (collectively, the “Incorporated Documents”), when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Pricing Disclosure Package or the Final Offering Memorandum (or any amendment or supplement thereto (including any wrapper)), made in reliance upon and in conformity with written information furnished to the Operating Partnership through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein. For purposes of this Agreement, the only information so furnished shall be the information in the paragraph under the heading “Plan of Distribution—Price Stabilization and Short Positions” in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum (collectively, the “Initial Purchaser Information”).

(v)            Incorporated Documents. The Incorporated Documents, at the time they were filed with the Commission, complied or will comply in all material respects with the requirements of the 1934 Act and 1934 Act Regulations.

(vi)           Additional Written Offering Communications. Except for the Additional Written Offering Communications, if any, identified in Schedule II, including electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Additional Written Offering Communications.

(vii)          Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum are independent public accountants as required by the 1933 Act and the 1933 Act Regulations and the 1934 Act, the 1934 Act Regulations, if applicable, and with respect to BDO USA, LLP, the Public Company Accounting Oversight Board. BDO USA, LLP has not, during the periods covered by the financial statements included or incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, provided to the Company any non-audit services, as such term is defined in Section 10A(g) of the 1934 Act.

(viii)          Financial Statements; Non-GAAP Financial Measures. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum comply as to form in all material respects with the requirements of Regulation S-X under the 1933 Act, are accurate in all material respects and present fairly the financial position of the Operating Partnership and the Company on a consolidated basis at the dates indicated; said financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum present fairly the information shown therein in all material respects and have been compiled on a basis consistent with that of the audited financial statements included therein. The financial statements, including any statement of revenues and certain expenses, of the businesses or properties acquired or proposed to be acquired, if any, included or incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis, except as noted therein, and otherwise have been prepared in all material respects in accordance with the applicable financial statement requirements of Rule 3-05 or Rule 3-14 of Regulation S-X with respect to real estate operations acquired or to be acquired.  The pro forma financial statements and the related notes thereto included or incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, if any, present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The pro forma financial statements included or incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, if any, comply as to form with the applicable requirements of Regulation S-X of the 1933 Act in all material respects. No other financial statements or supporting schedules of the Operating Partnership or the Company or any of their subsidiaries are required to be included or incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum under the 1933 Act and the 1933 Act Regulations. All disclosures included or incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ix)              No Material Adverse Change in Business. Since the respective dates as of which information is given in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in or affecting the business affairs, business, earnings, condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or prospects of the Company and its subsidiaries considered as one enterprise (including all of the properties of the Company and its subsidiaries), whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to such entities considered as one enterprise or incurred any liability or obligation, direct or contingent, that is material to such entities considered as one enterprise, and (C) except for regular monthly or quarterly dividends on shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) and shares of the Company’s 9.00% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share, in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of the capital stock or other equity interest of such entities.

(x)                Good Standing of the Company. The Company has been duly organized, is validly existing and in good standing as a corporation under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum and to enter into and perform its obligations under each of this Agreement, the Securities, the Indenture and the Guarantees, as applicable, and, as the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under each of this Agreement, the Securities and the Indenture. The Company is duly qualified as a foreign corporation to transact business and in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of its businesses, except where the failure to be so qualified or in good standing would not, singly or in the aggregate, result in a Material Adverse Effect.

(xi)              Good Standing of the Operating Partnership. The Operating Partnership has been duly formed, is validly existing and in good standing as a limited partnership under the laws of the State of Delaware with full partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum and to enter into and perform its obligations under each of this Agreement, the Securities and the Indenture. The Operating Partnership is duly qualified as a foreign partnership to transact business and in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of its businesses, except where the failure to be so qualified or in good standing would not, singly or in the aggregate, result in a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership. The ownership of the Operating Partnership is as set forth in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum.

(xii)            Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum and to enter into and perform its obligations under each of this Agreement, the Indenture and the Guarantees, and is duly qualified to transact business and in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of its business, except where the failure to be so qualified or in good standing would not, singly or in the aggregate, result in a Material Adverse Effect. All of the issued and outstanding capital stock or other ownership interests of each subsidiary has been duly authorized and validly issued, is (as applicable) fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock or other ownership interests of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The Company does not own or control, directly or indirectly, any corporation, association or other entity that is or will be a “significant subsidiary” (within the meaning of Rule 1-02(w) of Regulation S-X) other than the entities listed on Schedule IV. For the purposes of this Agreement, “subsidiary” means each direct and indirect subsidiary of the Company, including, without limitation, the Operating Partnership.

(xiii)          Partnership Agreement. The Agreement of Limited Partnership of the Operating Partnership, dated October 4, 2016 (the “Partnership Agreement”), has been duly and validly authorized by the Company, in its capacity as sole general partner of the Operating Partnership, and has been duly executed and delivered by the Company, as general partner, and is a valid and binding agreement, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and, with respect to any indemnification provisions contained therein, except as rights under those provisions may be limited by applicable law or policies underlying such law.

(xiv)          Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum or pursuant to the exercise, redemption, or exchange of convertible or exchangeable securities, options or warrants referred to in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, including limited partner interests and preferred limited partner interests in the Operating Partnership). The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. The issuance of such shares of capital stock of the Company was exempt from registration or qualification under the 1933 Act and applicable state securities laws. The issued and outstanding limited partnership interests in the Operating Partnership have been duly authorized for issuance by the Operating Partnership and are validly issued and fully paid, conform to the description thereof contained in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right.  The Company owns directly or through subsidiaries 100% of the partnership interests in the Operating Partnership. The issuance of such limited partnership interests in the Operating Partnership was exempt from registration or qualification under the 1933 Act and applicable state securities laws. The Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder conform in all material respects to the descriptions thereof contained in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum. Except as disclosed in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for shares of the Company’s or its subsidiaries’ capital stock, including limited partnership interests in the Operating Partnership or other ownership interests of the Operating Partnership or exchange any securities for shares of the Company’s capital stock are outstanding.

(xv)            Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company, the Operating Partnership and the Subsidiary Guarantors.

(xvi)          Authorization and Description of Securities. The Securities to be sold by the Operating Partnership have been duly authorized for issuance and sale to the Initial Purchasers pursuant to this Agreement and the Indenture, and when duly authenticated and delivered by the Trustee in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee), and delivered to, and paid for by, the Initial Purchasers pursuant to this Agreement, the Securities will be valid and legally binding obligations of the Operating Partnership entitled to the benefit of the Indenture and will be enforceable against the Operating Partnership in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and will not be issued in violation of any preemptive right, resale right, right of first refusal or similar right. The Securities will conform in all material respects to all statements relating thereto contained in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum.

(xvii)        Authorization and Description of the Guarantees. The Guarantees have been duly authorized by the Company and each Subsidiary Guarantor, as applicable, and when the Guarantees are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Guarantees will be valid and binding obligations of the Company and each of the Subsidiary Guarantors, as applicable, enforceable in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), will be entitled to the benefits of the Indenture. The Guarantees will conform in all material respects to all statements relating thereto contained in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum.

(xviii)      Authorization of the Indenture. The Indenture will conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Final Offering Memorandum; and has been duly authorized and when executed and delivered by the Company, the Operating Partnership and the Subsidiary Guarantors, and assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and legally binding obligation of the Company, the Operating Partnership and the Subsidiary Guarantors, enforceable against the Company, the Operating Partnership and the Subsidiary Guarantors in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

(xix)           Registration Rights. There are no contracts, agreements or understandings between the Company or the Operating Partnership and any person granting such person the right to require the Company or the Operating Partnership to file a registration statement under the 1933 Act with respect to any securities of the Company or the Operating Partnership owned or to be owned by such person.

(xx)            Absence of Violations and Defaults. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, bylaws or similar organizational documents, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which the Company or any subsidiary is a party or by which it is bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) except as disclosed in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, in violation of any federal, state, local or foreign statute or rule, or any order, rule or regulation of any arbitrator, court or governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”).

(xxi)          Absence of Conflicts. The execution, delivery and performance of this Agreement, the Securities, the Guarantees and the Indenture and the consummation of the transactions contemplated herein and in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and the compliance by the Company, the Operating Partnership and each Subsidiary Guarantor with their respective obligations under this Agreement, the Securities, the Guarantees and the Indenture have been duly authorized by all necessary corporate or other action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, bylaws or similar organizational documents of the Company or any of its subsidiaries, or, except as disclosed in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xxii)        Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xxiii)      Employee Benefits. (A) The Company and each of its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); (B) no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of its subsidiaries or ERISA Affiliates would have any liability; (C) the Company and each of its subsidiaries or their ERISA Affiliates have not incurred and do not reasonably expect to incur liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan”; and (D) each “employee benefit plan” for which the Company and each of its subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; except, in the cases of (A), (B), and (C), as would not reasonably be expected to have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA of which the Company or such subsidiary is a member.

(xxiv)      Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened against the Company or any subsidiary, which would reasonably be expected to result in a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement and the Pricing Disclosure Package and the Final Offering Memorandum or the performance by the Company and the Operating Partnership of their obligations under this Agreement, the Securities, the Guarantees or the Indenture; and the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(xxv)        Accuracy of Descriptions. The statements made in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum under the captions “Description of Notes” insofar as they purport to constitute a summary of the terms of the Securities, and under the captions “Summary—Our Company,” “Summary—Recent Investments,” “Summary—The Offering,” “Risk Factors—Risks Related to the Notes and the Offering,” “The Operating Partnership and the Operating Partnership Agreement,” and “Material Federal Income Tax Considerations,” insofar as such statements constitute summaries of the terms of statutes, rules or regulations, legal matters or governmental proceedings or agreements, contracts and other documents, are accurate and fair summaries of the terms of such statutes, rules or regulations, legal matters or governmental proceedings or agreements, contracts and other documents in all material respects. All agreements between the Company or any of its subsidiaries and any other party expressly referenced in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum are legal, valid and binding obligations of the Company or such subsidiary, as applicable, enforceable against the Company or such subsidiaries, as applicable, as appropriate, in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and, with respect to any indemnification provisions contained therein, except as rights under those provisions may be limited by applicable law or policies underlying such law. The Company’s operating policies, investment guidelines and other policies described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business, and no material deviation from such guidelines or policies is currently contemplated. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, which are not described as required.

(xxvi)      Absence of Further Requirements. No consent, approval, authorization, license or order of, or filing or registration of or with, any Governmental Entity is necessary or required for the execution, delivery and performance by the Company, the Operating Partnership or any subsidiary of its obligations under this Agreement, the Securities, the Guarantees and the Indenture, in connection with the offering, issuance and sale of the Securities hereunder, or its consummation of the transactions contemplated by this Agreement or the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, or the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, except such as have been obtained or made and except for such as have been obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange (the “NYSE”), applicable state or foreign securities laws or the by-laws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxvii)    Possession of Licenses and Permits. Except as described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxviii)  Title to Personal Property. Each of the Company and its subsidiaries have good and marketable title to all of its assets and personal property owned by it, free and clear of all liens, encumbrances and defects, except such as are described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all assets and personal property held under lease by the Company and its subsidiaries are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries and the Company does not have notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company and its subsidiaries under any such leases or affecting or questioning the rights of the Company and its subsidiaries to be in the continued possession of the leased premises under such leases.

(xxix)      Property. (i) The Company and its subsidiaries have good and marketable fee simple title (or in the case of ground leases, a valid leasehold interest) to all real property owned by them and the improvements (exclusive of improvements owned by tenants or by landlords, if applicable) located thereon, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except such as (A) are described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, (B) will not, singly or in the aggregate, materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company or any of its subsidiaries, or (C) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) except as otherwise set forth in or described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum and except as would not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect, all of the leases and subleases of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries hold properties described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease; (iii) none of the Company or any of its subsidiaries has received from any Governmental Entities any written notice of any condemnation of or zoning change affecting the properties of the Company and its subsidiaries or any part thereof, and none of the Company or any of its subsidiaries knows of any condemnation or zoning change affecting the properties of the Company and its subsidiaries which is threatened and, in each case, which if consummated would reasonably be expected to, individually or in the aggregate, to have a Material Adverse Effect; (iv) each of the properties of the Company and its subsidiaries complies with all applicable codes, ordinances, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the properties of the Company and its subsidiaries), except for failures to the extent disclosed in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum and except for such failures to comply that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; (v) neither the Company nor any subsidiary has received written notice of proposed material special assessment or any proposed change in any property tax, zoning or land use law or availability of water affecting any property that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and (vi) to the knowledge of the Company and its subsidiaries, except as set forth in or described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum or reflected in the pro forma financial statements, and except as would not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect, there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default, by any tenant under any of the terms and provisions of the leases.

(xxx)        No Acquisitions or Dispositions. (A) There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by any of the Company or its subsidiaries of interests in assets or real property that are required to be described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum that are not so described; and (B) neither the Company nor any of its subsidiaries has sold any real property to a third party during the immediately preceding 12 calendar months.

(xxxi)      Title Insurance. Title insurance in favor of the Company, the Operating Partnership and the subsidiaries has been obtained with respect to each property owned by any such entity, except where the failure to maintain such title insurance would not have a Material Adverse Effect.

(xxxii)    Mortgages; Deeds of Trust. The Company has provided to the Initial Purchaser true and complete copies of all indentures, credit agreements, mortgages, deeds of trust, guaranties, side letters, and other documents evidencing, securing or otherwise relating to any secured or unsecured indebtedness of the Company, the Operating Partnership or any of its subsidiaries (collectively, the “Loan Documents”), and none of the Company, the Operating Partnership and their subsidiaries that are party to any of the Loan Documents is in default thereunder, nor has an event occurred which with the passage of time or the giving of notice, or both, would become a default by any of them under any of the Loan Documents, except as otherwise set forth in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the properties owned by the Company, the Operating Partnership or their subsidiaries is encumbered by any credit agreements, mortgages, deeds of trust, guaranties, side letters, and other documents evidencing, securing or otherwise relating to any secured or unsecured indebtedness of the Company, the Operating Partnership or any of their subsidiaries.

(xxxiii)  Environmental Laws. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials, mold or any hazardous materials as defined by or regulated under any Environmental Laws, as defined below (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, and (C) there are no pending or known threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries.

(xxxiv)   Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries (A) make and keep accurate books and records and (B) maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the rules and regulations of the Commission under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization, (2) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for its assets, (3) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (4) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the Company’s incorporation, except as disclosed in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected or is reasonably likely to materially affect the Company’s internal control over financial reporting. Since the date of the most recent audited financial statements of the Company, except as disclosed in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company to record, process, summarize and report financial data, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company.

(xxxv)     Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their respective capacities as such, to comply with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the date of this Agreement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the date of this Agreement.

(xxxvi)   Critical Accounting Policies. The description of the Company’s accounting policies included or incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum accurately and fully describes, in all material respects, (A) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof

(xxxvii) Federal Tax Status. Commencing with its taxable year ended December 31, 2017, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and will operate in a manner that will enable it to meet the requirements for qualification and taxation as a REIT under the Code. The ownership and method of operation of the Company as described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum has enabled the Company to meet the requirements for qualification and taxation as a REIT under the Code for the Company’s taxable years ended December 31, 2017, 2018, 2019 and 2020 and will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code for the Company’s taxable years ending December 31, 2021 and thereafter. The Company has qualified as a REIT under the Code for the Company’s taxable years ended December 31, 2017, 2018, 2019 and 2020 and intends to qualify as a REIT under the Code for the Company’s taxable years ended thereafter, and the Company does not know of any event that would reasonably be expected to cause the Company to fail to qualify as a REIT under the Code during any such time. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization, ownership and method of operation set forth in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum are true, correct and complete in all material respects. Each of the Company’s direct or indirect corporate subsidiaries has been, is, and will be a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code, and the Company is not aware of any fact that would negatively impact such qualification. Each other direct and indirect subsidiary of the Company has been properly treated since formation, and will continue to be properly treated, as a partnership or a disregarded entity (rather than an association or partnership taxable as a corporation) within the meaning of Section 7701 of the Code and all applicable regulations under the Code and no election has been made to the contrary. The Operating Partnership has been, is and will be treated as a partnership within the meaning of Sections 7701(a)(2) and 761(a) of the Code and not as a publicly traded partnership taxable as a corporation under Section 7704 of the Code.

(xxxviii)       Payment of Taxes. The Company and its current (and with respect to (A) and (B), former) subsidiaries (A) have paid all material federal, state, local and foreign taxes (whether imposed directly, through withholding or otherwise and including any interest, additions to tax or penalties applicable thereto) required to be paid through the date hereof, other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the applicable entity, (B) have timely filed all material tax returns or extensions thereof required to be filed through the date hereof, and all such tax returns are correct and complete in all material respects, and (C) have established adequate reserves for all taxes that have accrued but are not yet due and payable. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. No tax deficiency has been asserted against the Company or any of its current or former subsidiaries, nor does any such entity know of any tax deficiency that is likely to be asserted and, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect.

(xxxix)          Possession of Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its business as described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, or claim by others challenging the rights of the Company or any subsidiary in or to such rights. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim by others that the Company or any subsidiary infringes, misappropriates, or otherwise violates any such rights of others.

(xl)              Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as the Company believes is generally maintained by companies of established repute engaged in the same or similar business and in such amounts as is commercially reasonable for the value of the properties, in the aggregate, by the Company and its subsidiaries, and all such insurance is in full force and effect. The Company has no reason to believe that it or the Operating Partnership will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xli)            Investment Company Act. Neither the Company, the Operating Partnership nor any subsidiary is required, or upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described under “Use of Proceeds” in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum will be required, to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of such terms under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(xlii)           Absence of Manipulation. Neither the Company nor the Operating Partnership or any affiliate of the Company has taken, nor will the Company, the Operating Partnership or any affiliate take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has taken no action which would directly or indirectly violate Regulation M or which would constitute a special selling effort as such term is defined under Regulation M.

(xliii)          Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of such entity is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA, and the Company has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance by the Company and its subsidiaries therewith.

(xliv)          Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xlv)          No Conflicts with OFAC Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representatives of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the net proceeds of the sale of the Securities, or lend, contribute or otherwise make available such net proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xlvi)           Distribution of Offering Material. The Company, the Operating Partnership and their subsidiaries have not distributed and, prior to the later to occur of the Closing Time and the completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum.

(xlvii)         Restrictions on Distributions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any distributions to the Company or the Operating Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum.

(xlviii)        Prior Sales of Common Stock. Except as disclosed in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, the Company has not sold, issued or distributed any shares of Common Stock.

(xlix)            No Equity Awards. Except for grants pursuant to equity incentive plans disclosed in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, the Company has not granted to any person or entity, a stock option or other equity-based award to purchase or receive Common Stock or limited partnership interests in the Operating Partnership pursuant to an equity-based compensation plan or otherwise.

(l)                 No Finder’s Fee. Except for the Initial Purchasers’ discounts and commissions payable by the Company to the Initial Purchasers in connection with the offering of the Securities contemplated herein or as otherwise disclosed in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Securities contemplated hereby.

(li)               Absence of Certain Relationships. No relationship, direct or indirect, exists between or among the Company or its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum which is not so described. The Company has not, directly or indirectly, including through any subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any executive officer of the Company or the Operating Partnership, or to or for any family member or affiliate of any director or executive officer of the Company or the Operating Partnership.

(lii)             Lending Relationship. Except as disclosed in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, the Company (A) does not have any material lending or other relationship with any bank or lending affiliate of any Initial Purchaser and (B) does not intend to use any of the net proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Initial Purchaser.

(liii)           No Ratings. The Company has no debt securities or preferred stock that is rated by any “nationally recognized statistical rating agency” (as such term is defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act).

(liv)            No FINRA Affiliations. There are no affiliations or associations between any member of FINRA and any of the Company's officers, directors or 5% or greater securityholders.

(lv)              Statistical and Market-Related Data. All statistical and market-related data included in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate, and such data agree with the sources from which they are derived, and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(lvi)            Reserved.

(lvii)          Cybersecurity.  With such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect: (A) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective tenants, customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company or any of its subsidiaries, and any such data processed or stored by third parties on behalf of the Company or any of its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor any of its subsidiaries has been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.  The Company and its subsidiaries are presently in material compliance with all applicable laws and statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(b)                Officer’s Certificates. Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company and the Operating Partnership, as to matters covered thereby, to each Initial Purchaser.

2.                   Sale and Delivery to Initial Purchasers; Closing.

(a)                Securities. Subject to the terms and conditions and upon the basis of the representations, warranties and agreements herein set forth, the Operating Partnership agrees to issue and sell to each Initial Purchaser, severally and not jointly, the Company and each Subsidiary Guarantor agrees to guarantee the Securities as provided in the Indenture, and each Initial Purchaser, severally and not jointly, agrees, to purchase from the Operating Partnership, at a purchase price of 98% of the principal amount thereof (the “Purchase Price”), the aggregate principal amount of Securities and Guarantees set forth opposite such Initial Purchaser’s name in Schedule I, plus any additional number of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

(b)                Delivery of and Payment for the Securities. Payment of the purchase price for, and electronic delivery of, the Securities shall be made at the offices of DLA Piper LLP (US), 444 West Lake Street, Chicago Illinois 60606, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (Eastern time) on the fourth business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).

(c)                Denominations; Registration. Electronic delivery of the Securities shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time. The Securities shall be delivered by or on behalf of the Company to the Representative, through the facilities of The Depository Trust Company, for the account of the several Initial Purchasers.

3.                   Covenants of the Company, the Operating Partnership and the Subsidiary Guarantors. Each of the Company, the Operating Partnership and the Subsidiary Guarantors, jointly and severally, covenant with each Initial Purchaser as follows:

(a)                Delivery of Offering Memorandum and Additional Written Offering Communications. The Company, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.  The Company, as promptly as possible, will furnish to each Initial Purchaser, without charge, a copy of each proposed Additional Written Offering Communication to be prepared by or on behalf of, used by, or referred to by the Company or the Operating Partnership and not to use or refer to any proposed Additional Written Offering Communication to which you reasonably object.

(b)                Continued Compliance with Securities Laws. If the Pricing Disclosure Package is being used to solicit offers to buy the Securities at a time when the Final Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Pricing Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers and to any dealer upon request, either amendments or supplements to the Pricing Disclosure Package so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Pricing Disclosure Package, as amended or supplemented, will comply with applicable law. If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with applicable law. Before amending or supplementing the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

(c)                Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Initial Purchasers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions within the United States as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(d)                Use of Proceeds. The Company and the Operating Partnership will use the net proceeds from the sale of the Securities in the manner set forth in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Use of Proceeds.”

(e)                Rule 144A Information. The Company and the Operating Partnership, jointly and severally, agree that, in order to render the offered Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the offered Securities remain outstanding, the Company and the Operating Partnership will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company and the Operating Partnership furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.

(f)                 Absence of Manipulation. Except as contemplated herein or in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, each of the Company and the Operating Partnership will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(g)                Qualification and Taxation as a REIT. The Company will use its best efforts to qualify and continue to qualify for taxation as a REIT under the Code and will not take any action to revoke or otherwise terminate the Company’s REIT election, unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to be so qualified.

(h)                Integration. The Company and the Operating Partnership, jointly and severally, agree that the Company and the Operating Partnership will not and will cause their respective Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company or the Operating Partnership of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Operating Partnership to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers or (iii) the resale of the Securities by subsequent purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

(i)                 Cooperation. Each Subsidiary Guarantor will provide such cooperation as the Company and the Operating Partnership may require in fulfilling the foregoing obligations of this Section 3.

(j)                 Sarbanes-Oxley. The Company will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(k)                Notification of Material Events. The Company, during the period when the Final Offering Memorandum is (or but for the exemption in Rule 172 would be) required to be delivered under the 1933 Act or the 1934 Act, shall notify the Representative of the occurrence of any material events respecting its (including those of the Operating Partnership) activities, affairs or condition, financial or otherwise, if, but only if, as a result of any such event it is necessary, in the opinion of counsel, to amend or supplement the Final Offering Memorandum in order to make the Final Offering Memorandum not misleading in the light of the circumstances existing at the time it is (or but for the exemption in Rule 172 would be) delivered to a purchaser, and the Company will forthwith supply such information as shall be necessary in the opinion of counsel to the Company and the Initial Purchasers for the Company to prepare any necessary amendment or supplement to the Final Offering Memorandum so that, as so amended or supplemented, the Final Offering Memorandum will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is (or but for the exemption in Rule 172 would be) delivered to a purchaser, not misleading.

4.                   Payment of Expenses.

Each of the Company and the Operating Partnership agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s and the Operating Partnership’s counsel, the Company’s and the Operating Partnership’s accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Final Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company or the Operating Partnership and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified; (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon; (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 3(c) hereof, including filing fees; (iv) any fees charged by rating agencies for the rating of the Securities; (v) the fees and expenses, if any, incurred in connection with the (x) admission of the Securities for trading on any appropriate market system, and (y) the approval of the Securities for book-entry transfer by DTC (vi) the cost of preparation, issuance, delivery and printing of certificates representing the Securities; (vii) the costs and charges of the Trustee and any transfer agent, registrar or depositary with respect to the Securities; (viii) the cost of the preparation, issuance and delivery of the Securities; (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show with the prior approval of the Company; and (x) the document production charges and expenses associated with printing this Agreement, the Guarantees and the Indenture.

5.                   Conditions of Initial Purchasers’ Obligations. The respective obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company, the Operating Partnership and the Subsidiary Guarantors contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company, the Operating Partnership and the Subsidiary Guarantors of their respective covenants and other obligations hereunder, and to each of the following additional terms and conditions:

(a)                Opinion of Counsel for the Company, the Operating Partnership and the Subsidiary Guarantors. At the Closing Time, the Representative shall have received the favorable opinion and 10b-5 statement, dated as of the Closing Time, of Foley & Lardner LLP, counsel for the Company, the Operating Partnership and the Subsidiary Guarantors, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

(b)                Opinion of Tax Counsel for the Company and the Operating Partnership. At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Foley & Lardner LLP, tax counsel for the Company and the Operating Partnership, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

(c)                Opinion of General Counsel for the Company, the Operating Partnership and the Subsidiary Guarantors. At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of the General Counsel for the Company, the Operating Partnership and the Subsidiary Guarantors, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, to the effect set forth in Exhibit A-3 hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

(d)                Opinion of Counsel for Initial Purchasers. At Closing Time, the Representative shall have received the favorable opinion and 10b-5 statement, dated as of the Closing Time, of DLA Piper LLP (US), counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, with respect to such matters as the Initial Purchasers may reasonably request.

(e)                Accountant’s Comfort Letter; Company Financial Information. At the time of the execution of this Agreement, the Representative shall have received from BDO USA, LLP a letter, dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Initial Purchasers containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum.

(f)                 Bring-down Comfort Letter; Company Financial Information. At the Closing Time, the Representative shall have received from BDO USA, LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g)                Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Time, to the effect set forth in Exhibit B-1 hereto.

(h)                Certificate of the Chief Financial Officer. At the time of execution of this Agreement, the Representative shall have received a certificate of the Chief Financial Officer of the Company, dated as of such date, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, to the effect set forth in Exhibit B-2. At the Closing Time, the Representative shall have received a certificate, dated as of the Closing Time, of the Chief Financial Officer of the Company confirming that the certificate delivered by the Company at the time of execution of this Agreement pursuant to the prior sentence of this Section 5(g) hereof remains true and correct as of the Closing Time.

(i)                 [Reserved.]

(j)                 [Reserved.]

(k)                Indenture. At or prior to the Closing Time, each of the Company, the Operating Partnership, the Subsidiary Guarantors and the Trustee shall have executed and delivered the Indenture.

(l)                 Additional Documents. At the Closing Time counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities and the Guarantees as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company, the Operating Partnership and the Subsidiary Guarantors in connection with the issuance and sale of the Securities and the Guarantees as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Initial Purchasers.

(m)              Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8, 9, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22 and 23 shall survive any such termination and remain in full force and effect.

6.                   Offering of Securities; Restrictions on Transfer.

(a)                Qualified Institutional Buyer. Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the 1933 Act (a “QIB”).

(b)                Offering of Securities; Restrictions on Transfer. Each Initial Purchaser, severally and not jointly, agrees with the Operating Partnership and the Company that it (and any person acting on its behalf): (i) will not solicit offers for, or offer or sell, such Securities or the Guarantees in any manner involving a public offering within the meaning of Section 4(a)(2) of the 1933 Act, (ii) will sell such Securities only to persons that it reasonably believes to be QIBs, (iii) will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States, and (iv) has taken or will take reasonable steps to ensure that each purchaser of the Securities is aware that the Securities are being offered and sold in reliance upon the representations and warranties deemed to have been made by such purchaser as provided in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum under the captions “Important Notice to Readers” and “Transfer Restrictions.”

(c)                Reliance on Representations. Each Initial Purchaser understands that the Operating Partnership and the Company and, for purposes of the opinions and certificates to be delivered to you pursuant to Section 5 hereof, counsel to the Operating Partnership and the Company and counsel to you will rely upon the accuracy and truth of the foregoing representations and warranties and you hereby consent to such reliance.

7.                   Indemnification.

(a)                Indemnification of Initial Purchasers. The Company, the Operating Partnership and each Subsidiary Guarantor agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its Affiliates, its selling agents and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                 against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact included in (A) the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum (or any amendment or supplement thereto), or (B) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offing of the Securities (“Marketing Materials”), including any road show or investor presentation made to investors by the Company (whether in person or electronically), including the Company’s investor presentation dated May 10, 2021, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)               against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

(iii)             against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with the Initial Purchaser Information. The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company, the Operating Partnership and the Subsidiary Guarantors may otherwise have.

(b)                Indemnification of Company, Directors and Officers. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, the Operating Partnership, each Subsidiary Guarantor, each of its directors, and each person, if any, who controls the Company, the Operating Partnership or any Subsidiary Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with the Initial Purchaser Information. The indemnity agreement set forth in this Section 7(b) shall be in additional to any other liabilities that each Initial Purchaser may otherwise have.

(c)                Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party (and in cases where any Subsidiary Guarantor is an indemnifying party, the Company) of any action (including any governmental investigation) commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party shall be entitled, to the extent that it shall elect, jointly with any other indemnifying party similarly notified, to assume the defense of such action, with counsel reasonably satisfactory to the indemnified party, to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the reasonable fees and expenses of one separate counsel (and any additional local counsels) shall be paid by the indemnifying party. If the indemnifying party does not elect to assume the defense, then such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to Section 7(a), and by the Company in the case of parties indemnified pursuant to Section 7(b). No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

8.                   Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Initial Purchasers, on the other hand, in connection with the statements or omissions, that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Operating Partnership, on the one hand, and the total underwriting discount received by the Initial Purchasers, on the other hand, in each case as set forth on the cover of the Final Offering Memorandum, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Final Offering Memorandum.

The relative fault of the Company and the Operating Partnership, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Initial Purchaser’s Affiliates and selling agents shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Operating Partnership, subject in each case to the preceding two paragraphs. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Securities set forth opposite their respective names in Schedule I and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Operating Partnership with respect to contribution.

9.                   Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Operating Partnership or any of their subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Initial Purchaser or its Affiliates or selling agents, any person controlling any Initial Purchaser, its officers or directors, any person controlling the Company or any person controlling the Operating Partnership and (ii) delivery of and payment for the Securities.

10.               Termination of Agreement.

(a)                Termination. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company and its subsidiaries of the Company considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any equity securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE American LLC, the NYSE or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either federal or state authorities.

(b)                Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8, 9, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21 and 22 shall survive such termination and remain in full force and effect.

11.               Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i)                 if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers, or

(ii)               if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement either the (i) Representative or (ii) the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum or in any other documents or arrangements. As used herein, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section 11.

12.               Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Representative at BTIG, LLC, 600 Montgomery Street, 6th Floor, San Francisco, California 94111, Attention: Anthony Wayne, with a copy to DLA Piper LLP (US), 444 West Lake Street, Chicago, Illinois 60606, Attention: Kerry E. Johnson, Esq.; notices to the Company, the Operating Partnership and each Subsidiary Guarantor shall be directed to them at Innovative Industrial Properties, Inc., 11440 West Bernardo Court, Suite 100, San Diego, California 92127, Attention: Paul E. Smithers; and with a copy to Foley & Lardner LLP, 11988 El Camino Real, Suite 400, San Diego, California 92130, Attention: Carolyn Long, Esq.

13.               Research Analyst Independence. The Company acknowledges that the Initial Purchasers’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Initial Purchasers’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Initial Purchasers with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Initial Purchasers’ investment banking divisions. The Company acknowledges that each of the Initial Purchasers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14.               No Advisory or Fiduciary Relationship. The Company and its subsidiaries acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and its subsidiaries, on the one hand, and the several Initial Purchasers, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries, or their respective stockholders, equity interest holders, creditors, employees or any other party, (c) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or its subsidiaries with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Initial Purchaser has any obligation to the Company or any of its subsidiaries with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and its subsidiaries, and (e) none of the Initial Purchasers or legal counsel for the Initial Purchasers has provided any legal, accounting, regulatory or tax advice to the Company or its subsidiaries with respect to the offering of the Securities and the Company and its subsidiaries have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

15.               Parties. This Agreement shall each inure to the benefit of and be binding upon the Initial Purchasers, the Company and the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the Company and the Operating Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers, the Company and the Operating Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

16.               Recognition of the U.S. Special Resolution Regimes.

(a)                In the event that any Initial Purchaser is a Covered Entity, and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                In the event that any Initial Purchaser is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser, and becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 16, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.               Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Operating Partnership and each of the Initial Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.               Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

19.               GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

20.               TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

21.               Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

22.               Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

23.               Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchasers, the Company, the Operating Partnership and the Subsidiary Guarantors in accordance with its terms.

Very truly yours,

INNOVATIVE INDUSTRIAL PROPERTIES, INC.

By:	/s/ Catherine Hastings
Name: Catherine Hastings
Title: Chief Financial Officer and Treasurer

IIP OPERATING PARTNERSHIP, LP

By:	Innovative Industrial Properties, Inc., as the sole general partner

By:	/s/ Catherine Hastings
Name: Catherine Hastings
Title: Chief Financial Officer and Treasurer

SUBSIDIARY GUARANTORS:

IIP-AZ 1 LLC
IIP-AZ 2 LLC
IIP-GP LLC
IIP-CO 1 LLC
IIP-CO 2 LLC
IIP-FL 1 LLC
IIP-FL 2 LLC
IIP-FL 3 LLC
IIP-IL 1 LLC
IIP-IL 2 LLC
IIP-IL 3 LLC
IIP-IL 4 LLC
IIP-IL 5 LLC
IIP-IL 6 LLC
IIP-MA 1 LLC
IIP-MA 2 LLC
IIP-MA 3 LLC
IIP-MA 4 LLC
IIP-MA 5 LLC
IIP-MA 6 LLC
IIP-MA 7 LLC
IIP-MD 1 LLC
IIP-MI 1 LLC
IIP-MI 2 LLC

IIP-MI 3 LLC
IIP-MI 4 LLC
IIP-MI 5 LLC
IIP-MI 6 LLC
IIP-MI 7 LLC
IIP-MI 8 LLC
IIP-MN 1 LLC
IIP-ND 1 LLC
IIP-NJ 1 LLC
IIP-NJ 2 LLC
IIP-NV 1 LLC
IIP-NY 1 LLC
IIP-NY 2 LLC
IIP-OH 1 LLC
IIP-OH 2 LLC
IIP-OH 3 LLC
IIP-OH 4 LLC
IIP-PA 1 LLC
IIP-PA 1 LLC
IIP-PA 2 LLC
IIP-PA 3 LLC
IIP-PA 4 LLC
IIP-PA 5 LLC
IIP-PA 6 LLC
IIP-PA 7 LLC
IIP-PA 8 LLC
IIP-TX 1 LLC
IIP-VA 1 LLC
IIP-WA 1 LLC

By:	IIP Operating Partnership, LP, its sole member

	By:	Innovative Industrial Properties, Inc., its general partner

	By:	/s/ Catherine Hastings
Name: Catherine Hastings
Title: Chief Financial Officer and Treasurer

IIP-CA 1 LP
IIP-CA 2 LP
IIP-CA 3 LP
IIP-CA 4 LP
IIP-CA 5 LP

By:	IIP-GP LLC, its general partner

	By:	IIP Operating Partnership, LP, its sole member

[Signature Page to Purchase Agreement]

By: Innovative Industrial Properties, Inc., its general partner

By:	/s/ Catherine Hastings
Name: Catherine Hastings
Title: Chief Financial Officer and Treasurer

[Signature Page to Purchase Agreement]

Accepted:
BTIG, LLC

For itself and as Representative
of the several Initial Purchasers named
in Schedule I

By:	/s/ Dennis King
Authorized Representative

[Signature Page to Purchase Agreement]

SCHEDULE I

Initial Purchasers	Principal Amount of Securities and Guarantees
BTIG, LLC	$210,000,000
Piper Sandler & Co.	90,000,000
Total	$300,000,000

Sch. I-1

SCHEDULE II

Pricing Disclosure Package

1.          Preliminary Offering Memorandum issued on May 17, 2021

2.          The pricing term sheet set forth on Schedule III to this Agreement

Permitted Additional Written Offering Communications

Each electronic “road show” as defined in Rule 433(h) furnished to the Initial Purchasers prior to use that the Initial Purchasers and Company have agreed may be used in connection with the offering of the Securities.

Sch. II-1

SCHEDULE III

PRICING TERM SHEET

May 19, 2021

IIP OPERATING PARTNERSHIP, LP

$300,000,000

5.50%Senior Notes due 2026

Fully and Unconditionally Guaranteed by

INNOVATIVE INDUSTRIAL PROPERTIES INC. AND SUBSIDIARY GUARANTORS

The information in this pricing term sheet supplements the preliminary offering memorandum, dated May 17, 2021 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. Before you invest, you should read the Preliminary Offering Memorandum and the documents incorporated by reference therein for more complete information about the issuer and this offering. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum.

Issuer:	IIP Operating Partnership, LP (the “Operating Partnership”).
Securities Offered:	$300,000,000 principal amount of 5.50% Senior Notes due 2026.
Expected Rating (Egan Jones)*:	BBB+
Maturity Date:	May 25, 2026, unless earlier repurchased or redeemed.
Trade Date:	May 19, 2021.
Settlement Date (T+4):

May 25, 2021.

The notes are expected to be issued on May 25, 2021, which is the fourth business day after the date of this pricing term sheet (such settlement cycle being herein referred to as “T+4”). Currently, trades in the secondary market for debt securities ordinarily settle two business days after the date of execution, unless the parties to the trade agree otherwise. Accordingly, investors in this offering who wish to sell their notes before the second business day preceding the settlement date must specify an alternate settlement arrangement at the time of the trade to prevent a failed settlement. Those investors should consult their advisors.

Issue Price:	100%, plus accrued and unpaid interest, if any, from May 25, 2021.
Benchmark Treasury:	0.75% due April 30, 2026.
Benchmark Treasury Price / Yield:	99-14+ / 0.865%
Spread to Benchmark Treasury:	T + 464 bps

Sch. III-1

Interest Rate:

5.50% per year, subject to adjustment as described below.

Pursuant to the terms of the indenture, if a “Debt Rating” (as defined in the Preliminary Offering Memorandum) is downgraded or withdrawn entirely as of the beginning of any six-month interest period under the notes, interest on the notes will accrue during such six-month interest period based upon the Debt Rating as set forth below:

Debt Rating	Interest Rate
BB+ (or the equivalent) or lower, but higher than B+ (or the equivalent)	6.00% (an increase of 50 basis points over the initial interest rate on the notes)
B+ (or the equivalent) or lower	6.25% (an increase of 75 basis points over the initial interest rate on the notes)
No rating	6.50% (an increase of 100 basis points over the initial interest rate on the notes)

The Operating Partnership will also be required to pay additional interest on the notes under the circumstances described under “Description of Notes — Reports” and “Description of Notes — Exchange Offer; Registration Rights” in the Preliminary Offering Memorandum.
Interest Payment Dates:	May 15 and November 15 of each year, beginning on November 15, 2021.
Interest Payment Record Dates:	May 1 and November 1 of each year.
Guarantees:	The notes will be fully and unconditionally guaranteed by Innovative Industrial Properties, Inc. and each subsidiary of the Operating Partnership (the “subsidiary guarantors”). Each subsidiary guarantor is wholly owned, directly or indirectly, by the Operating Partnership. Subject to the terms of the indenture, any new subsidiary of the Operating Partnership will also guarantee the notes.
Redemption Rights:

Make-whole call (as described in the Preliminary Offering Memorandum) at any time prior to February 25, 2026 (the date that is three months prior to the maturity date, the “Par Call Date”), at the applicable Treasury Constant Maturity plus 50 bps.

On or after the Par Call Date, the redemption price will equal 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the applicable redemption date.

See “Description of Notes — Our Redemption Rights” in the Preliminary Offering Memorandum.

CUSIP / ISIN:	44988F AC4 / US44988FAC41.
Joint Book-Running Managers:	BTIG, LLC Piper Sandler & Co.

Sch. III-2

Use of Proceeds:	The Operating Partnership estimates that the net proceeds from this offering will be approximately $293.4 million, after deducting discounts and commissions and estimated offering expenses payable by the Operating Partnership. The Operating Partnership intends to use the net proceeds from this offering to invest in specialized industrial real estate assets that support the regulated cannabis industry that are consistent with its investment strategy, and for general corporate purposes.

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

This communication is intended for the sole use of the person to whom it is provided by the sender.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of these securities in any state in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such state.

The notes and the guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any other securities laws. Accordingly, the notes and the guarantees are being offered and sold only to “qualified institutional buyers” in reliance on Rule 144A promulgated under the Securities Act. Outside the United States, the offering is being made in compliance with Regulation S under the Securities Act. The notes and the guarantees are not transferable except in accordance with the restrictions described under “Transfer Restrictions” in the Preliminary Offering Memorandum.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

Sch. III-3

SCHEDULE IV

Significant Subsidiaries

Subsidiary	State of Incorporation/Formation
IIP Operating Partnership, LP	Delaware
Innovative Industrial Properties, LP	Delaware
IIPR, Inc.	Maryland
IIP-GP 2 LLC	Delaware

C-1-1